    This document contains 6 pages. The exhibit index is located on page 4.
     As filed with the Securities and Exchange Commission on July 22, 1998

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           Carey International, Inc.
              (Exact name of issuer as specified in its charter)


           Delaware                                       52-1171965
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)


              4530 Wisconsin Avenue, N.W., Washington, D.C. 20016
                    (Address of principal executive offices)

                              -------------------

                           1997 EQUITY INCENTIVE PLAN
                              (Full title of plan)

                              -------------------


    Vincent A. Wolfington                      Copies of communications to:
  Carey International, Inc.                       James E. Dawson, Esq.
 4530 Wisconsin Avenue, N.W.                  Nutter, McClennen & Fish, LLP
    Washington D.C. 20016                        One International Place
        (202) 895-1200                      Boston, Massachusetts  02110-2699
 (Name, address and telephone                        (617) 439-2000
 number of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                              Proposed           Proposed
                                                              maximum            maximum
Title of each class of securities     Amount being         offering price   aggregate offering         Amount of
       to be registered               registered (1)          per share           price            registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value per share              900,000 Shares          $22.125          $19,912,500             $5,875.00
=======================================================================================================================

(1) This Registration Statement covers 900,000 shares of Common Stock which may be issued under the 1997 Equity Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

================================================================================

                        ------------------------------

   In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 (File No. 333-32335)
           relating to the registrant's 1997 Equity Incentive Plan
         (the "Prior Form S-8") are incorporated by reference in this
                            Registration Statement.

                        ------------------------------

     In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Form S-8:


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, the District of Columbia, on the 22nd day of July 1998.

                                        CAREY INTERNATIONAL, INC.


                                        By: /s/ Vincent A. Wolfington
                                            ------------------------------------
                                            Vincent A. Wolfington
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                     Title                    Date
         ---------                     -----                    ----

/s/ Vincent A. Wolfington     Chairman of the Board and     July 22, 1998
--------------------------    Chief Executive Officer
Vincent A. Wolfington

/s/ Don R. Dailey             President and Director        July 22, 1998
--------------------------
Don R. Dailey

/s/ David H. Haedicke         Chief Financial Officer       July 22, 1998
--------------------------
David H. Haedicke

/s/ Paul A. Sandt             Principal Accounting Officer  July 22, 1998
--------------------------
Paul A. Sandt

/s/ Dennis I. Meyer           Director                      July 22, 1998
--------------------------
Dennis I. Meyer

/s/ Joseph V. Vittoria        Director                      July 22, 1998
--------------------------
Joseph V. Vittoria

/s/ Robert W. Cox             Director                      July 22, 1998
--------------------------
Robert W. Cox

/s/ Nicholas J. St. George    Director                      July 22, 1998
--------------------------
Nicholas J. St. George

                                 EXHIBIT INDEX


Exhibit No.    Title                                             Page
----------     -----                                             ----


Exhibit 4.1    1997 Equity Incentive Plan, as amended to date      *


Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP            5


Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP            Contained in
                                                                   Exhibit 5

Exhibit 23.2   Consent of PricewaterhouseCoopers LLP               6

--------
* Incorporated by reference from the Company's definitive Proxy Statement dated May 6, 1998, as filed with the Securities and Exchange Commission on May 6, 1998.